UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 30, 2006
Carmike Cinemas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (706) 576-3400
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Cash Bonus and Restricted Stock Grant to Richard Hare
     On August 30, 2006, the Compensation and Nominating Committee (the “Committee”) of the Board of Directors of Carmike Cinemas, Inc. (the “Company”) approved a one-time $130,000 cash bonus and grant of 5,000 restricted shares of common stock (“Stock”) pursuant to the Company’s 2004 Incentive Stock Plan to Richard Hare, the Company’s Chief Financial Officer, in connection with work performed by Mr. Hare during the Company’s recent restatement of previously issued financial statements and lease accounting review.
     The Stock will vest as follows: if Mr. Hare remains continuously employed by the Company until August 30, 2007, his interest in one-third of the Stock shall become non-forfeitable as of August 30, 2007; if Mr. Hare remains continuously employed by the Company until August 30, 2008, his interest in one-third of the Stock shall become non-forfeitable as of August 30, 2008; and if Mr. Hare remains continuously employed by the Company until August 30, 2009, his interest in all remaining Stock shall become non-forfeitable as of August 30, 2009.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: September 5, 2006	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

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